Exhibit 1.1

REPUBLIC OF THE MARSHALL ISLANDS

SEAL

JEPILPILIN KE EJUKAAN

ARTICLES OF INCORPORATION OF
JUPITER  GOLD CORPORATION

INCORPORATED IN
THE REPUBLIC OF THE MARSHALL ISLANDS PURSUANT
TO

THE BUSINESS CORPORATIONS ACT

DUPLICATE COPY

The original of this document was filed in accordance with section 5 of the Business  Corporations  Act on

NON  RESIDENT

07-27, 2016
Deputy Registrar
Exhibit 1.1 -- Page 1

ARTICLES OF INCORPORATION OF
JUPITER  GOLD CORPORATION

PURSUANT  TO  THE MARSHALL  ISLANDS   BUSINESS  CORPORATIONS ACT

The undersigned, for the purpose of forming a corporation pursuant to the provisions of the Marshall Islands Business Corporations Act (the "BCA"), does hereby make, subscribe, acknowledge, and file with the Registrar of Corporations this instrument (the "Articles oflncorporation") for that purpose,  as follows:

ARTICLE I

NAME,  PURPOSE,  POWERS,  AND DURATION

Section 1 - Name

The name of the corporation shall be Jupiter Gold Corporation (the "Corporation").

Section 2 - Purpose

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the BCA.

Section 3 - Powers

The Corporation shall have every power which a corporation now or hereafter organized under the BCA may have.

Section 4 - Duration

The Corporation shall have a perpetual existence.

Exhibit 1.1 -- Page 2

ARTICLE II

REGISTERED ADDRESS, REGISTERED AGENT, AND BRANCHES

Section  1-Registered  Address

The registered address of the Corporation in the Marshall Islands is Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960.

Section 2 -Registered Agent

The name of the Corporation's registered agent at such address is The Trust Company of the Marshall Islands, Inc.

Section 3 -Branches

The Board of Directors of the Corporation (the "Board of Directors") may establish branches, offices or agencies in any place in the world and may appoint legal representatives anywhere in theworld.

ARTICLE III CAPITAL STOCK
Section I -Number and Types

The Corporation shall have authority to issue fifty  million  (50,000,000)  registered  and/or bearer shares with par value US$0.001 (one-tenth of one penny),  of  which  (i) forty million (40,000,000) shares shall be shares of common stock (the "Common Shares"), and ii) ten million (10,000,000) shall be shares of preferred stock (the "Preferred Shares").

Section 2 -Definition

In these Articles of Incorporation, unless specifically stated otherwise herein, the term "shares" means the Common Shares and the Preferred Shares, and the  term "shareholders" means the holders of the Common  Shares and the Preferred Shares.

Exhibit 1.1 -- Page 3

Section 3 - Notices

The Corporation shall mail notices and information to shareholders of bearer shares to the address provided to the Corporation by the shareholder for that purpose.

Section 4 - Exchange of Certificates

The holder of a stock certificate issued to bearer may cause such certificate to be exchanged for another certificate in his name for a like number of shares, and the holder  of shares issued in the name of the owner may cause his certificate to be exchanged for another certificate to bearer for a like number of shares.

ARTICLE IV

CLASSES AND CHARACTERISTICS OF THE SHARES OF CAPITAL STOCK

Section 1 - Definitions

As used in these Articles of Incorporation:

a)
"Person" means an individual, partnership, corporation (including, without limitation, a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government  or  any  political subdivision or agency thereof;

b)
"Voting Power" means, with respect  to  a class or  series of capital  stock or classes  of capital stock, as the context may require, the aggregate number of votes that the holder(s) of such class or series of capital stock or classes of capital stock, or any relevant portion thereof, entitled to vote at a  meeting  of  shareholders,  as  the  context may require, have; and

c)
"Voting Shares" means, with respect to any corporation, shares of any class or series  of capital stock entitled to vote in connection with the election of directors and/or all other matters submitted to a vote and, with respect to any entity that is not a corporation, any equity interest entitled to vote  in connection  with  the  election  of the directors or other governing body of such entity and/or all  other  matters  submitted to avote.

Exhibit 1.1 -- Page 4

Section 2 - Common Shares

At every meeting of the shareholders of the Corporation, each  holder  of  Common Shares shall be entitled to one (1) vote in  person  or  by  proxy  for  each  Common  Share registered in such holder's name on the transfer books of the Corporation in connection with the election of directors and all other matters submitted to a vote of shareholders.

Section 3 - Preferred Shares

The Preferred Shares may be issued from time to time in one or more series. The Board  of Directors is vested with  authority,  with  respect  to  any  series  of Preferred  Shares, to fix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other rights and qualifications, limitations or restrictions thereon, including, without limitation, (1) the designation of the series; (2)  the number of shares in the series, which the Board of Directors may, except where otherwise provided in the Preferred Shares designation, increase or decrease, but not below the number of shares then outstanding; (3) whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series; (4) the dates at which dividends, if any, will be payable; (5) the redemption rights and price or prices, if any,  for shares of the series; (6) the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series; (7) the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation; (8) whether the shares of the series will be convertible into shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as  of which the shares will be convertible and all other terms and conditions upon which the conversion may be made; (9) conditions or restrictions on the issuance of shares of the same series or of any other class or series of the  Preferred  Shares;  (10) the voting  rights, if any, of the holders of the series; and (11) the rights to elect one or more  directors of the Corporation. In case the number of shares of any series shall be  decreased, the shares constituting such decrease shall resume the status of undesignated Preferred Shares.

Exhibit 1.1 -- Page 5

ARTICLE V

BOARD  OF DIRECTORS  AND BYLAWS

Section 1 - Board of Directors

The management of all the affairs, property and business of the Corporation shall be vested in the Board of Directors, who shall have and may exercise all powers,  except  such as are exclusively conferred upon the shareholders by law or by these Articles of Incorporation.

Section 2 - Bylaws

The shareholders have the authority to adopt, amend and repeal the bylaws of the Corporation by the affirmative vote of holders  of the majority  of the Voting  Power  of the aggregate Voting Shares of the Corporation.  The  Board  of  Directors  shall  also  have the authority to adopt, amend and repeal the bylaws of the Corporation without a  vote of the shareholders, except that the Board of Directors  may  not  amend  or repeal  the provisions of the bylaws for which it is specifically provided in the bylaws that they may be amended only by the affirmative vote of holders of no less than the majority of  the Voting Power of the aggregate Voting Shares of the Corporation.

ARTICLE VI

LIMITATION  ON DIRECTOR  LIABILITY  AND  INDEMNIFICATION

Section 1 - Limitation of Director Liability

To the fullest extent that the BCA or any other law of the Marshall Islands as it exists or  as it may hereafter be amended permits the limitation or elimination of the liability of directors, no director of the Corporation shall be liable to the Corporation or its shareholders for monetary damages for actions taken in their capacity as  director  or officer of the Corporation, provided that such provision shall not eliminate or limit the liability of a director for (i) any breach of such director's duty of loyalty to the  Corporation or its shareholders, (ii) acts or omissions not undertaken in good faith or which involve intentional misconduct or a knowing violation of law or (iii) any transactions from which such director derived an improper personal benefit. No amendment to or repeal of this Section 6.1 shall apply to or have any effect on the liability

Exhibit 1.1 -- Page 6

or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

Section 2 - Indemnification

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, (other than an action by or in the right of the Corporation) by reason of the fact he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation, a director or officer of another corporation, partnership, joint venture, trust or other enterprise  (the "Indemnitee"), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection  with  such action, suit or proceeding unless a final and unappealable determination by a court of competent jurisdiction has been made that he or she did not act in good faith or in a manner he or she did not reasonably believe to be in  or  not  opposed  to  the  best  interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption  that the person  did not  act in good  faith and in a manner  which  he or   she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. The purpose of this provision is to fully indemnify the Indemnitee to the fullest extent permitted by Section 60 of the BCA or any successor statute.

Section 3 - Expenses Payable in Advance

The right to be indemnified shall include, without limitation, the right of an Indemnitee  to be paid expenses in advance  of the  final disposition of any proceeding upon receipt  of an undertaking to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified hereunder.

The purpose of this provision is to advance funds to the fullest extent permitted by Section 60 of the BCA or any successor statute.

Exhibit 1.1 -- Page 7

Section 4 - Expenses of Enforcement

An Indemnitee shall also be paid reasonable costs, expenses and attorneys'  fees  (including expenses) in connection with the enforcement of rights to the indemnification granted hereunder.

Section 5 - Non-exclusivity of Rights

The rights of indemnification shall not be exclusive of any other rights to which an Indemnitee may be entitled and shall not be limited by the provisions of Section 60 of the BCA or any successor statute.

Section 6 - Insurance

The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation or serving in such capacity in another corporation at the request of the Corporation against any liability asserted against such person and incurred by such person in such capacity whether or not the Corporation would have the power to indemnify such person against such liability by law or under the provisions of these Articles of Incorporation .·

Section 7 - Other Action

The Board of Directors may take such action  as it deems necessary  or  desirable  to  carry out the provisions set forth in this Article VI, including, without limitation,  adopting procedures for determining and enforcing the rights guaranteed hereunder, and the Board of Directors is expressly empowered to adopt, approve and amend from time to time such bylaws, resolutions or contracts implementing such provisions or such further indemnification arrangement as may be permitted by law.

Section 8 - Amendment or Repeal of Article VI

Neither the amendment or repeal of this Article VI, nor the adoption of any provision of these Articles of Incorporation inconsistent with this Article VI, shall  eliminate  or  reduce any right to indemnification afforded by this Article VI to  any  person  with respect to his or her status or any activities in his or her official capacities prior to such amendment, repeal or adoption.

Exhibit 1.1 -- Page 8

Section 9 - Amendment of BCA

If the BCA is amended after the date of the filing of these Articles of Incorporation to authorize corporate action further eliminating or limiting the personal liability  of directors or permitting  indemnification  to a fuller extent, then the liability of a director  of the Corporation shall be eliminated or limited, and indemnification shall be extended, in each case to the fullest extent permitted by the BCA, as so amended  from time to  time. No repeal or modification of this Section 6.9 by the shareholders shall adversely affect any right or protection of a director of the Corporation existing by virtue of this Section 6.9 at the time of such repeal ormodification.

ARTICLE VII AMENDMENTS
Except as otherwise provided by law, any provision herein requmng a vote of shareholders may only be amended by such a vote. Further, except as otherwise provided by law, Articles V, VI and VII may only be amended by affirmative vote of the holders of a majority of the Voting Power of the aggregate Voting Shares of the Corporation.

ARTICLE VIII MISCELLANEOUS
Section 1 - Domicile

The Corporation may transfer its corporate domicile from the Marshall Islands to any other place in the world.

Section 2 - Article and Section Headings and References

Article and Section headings in these Articles of Incorporation are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein. Unless otherwise expressly provided herein, all references to an "Article" or "Section" are to an Article or Section of these Articles of Incorporation.

Exhibit 1.1 -- Page 9

Section 3 - Existence

Corporate existence shall begin upon filing these Articles of  Incorporation  with  the Registrar  of Corporations  as of the filing date stated on these  Articles.

Section 4 - Incorporator

The name and address of the incorporator   is:

Name
Majuro Nominees  Ltd.
Address
P.O. Box 1405 Majuro
Marshall Islands

Exhibit 1.1 -- Page 10

IN WITNESS  WHEREOF,  I have executed this instrument on July 27,   2016.

by: ______________________________

Cheyenna Gaughf, Authorized Signatory
Majuro Nominees Ltd., Incorporator

On July 27, 2016 before me personally came Cheyenna Gaughf known to me to be the individual descho executed the foregoing instrument and she duly  acknowledged  to me that the execution thereof was her act and  deed.

Denise  M. Francis,  Special Agent

REGISTRAR OF CORPORATIONS

FILED

July 27, 2016

REPUBLIC OF THE MARSHALL ISLANDS

Exhibit 1.1 -- Page 11